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                          EL PASO NATURAL GAS COMPANY

                       RATIO OF EARNINGS TO FIXED CHARGES
                             FORM 10-K, EXHIBIT 12
                             (DOLLARS IN MILLIONS)

                                                                YEAR ENDED DECEMBER 31,
                                                        ----------------------------------------
                                                        1993     1992     1991     1990     1989
                                                        ----     ----     ----     ----     ----
Earnings
  Income (loss) from continuing operations............  $ 92     $ 76     $ 89     $ 83     $ 98
  Income taxes (benefit)..............................    59       47       52       45       45
                                                        ----     ----     ----     ----     ----
  Income (loss) from continuing operations before
     income taxes.....................................   151      123      141      128      143
  Interest and debt expense...........................    71       68       74       89       76
  Interest component of rent..........................     3        3        2        2        2
                                                        ----     ----     ----     ----     ----
  Total Earnings Available for Fixed Charges..........  $225     $194     $217     $219     $221
                                                        ----     ----     ----     ----     ----
                                                        ----     ----     ----     ----     ----
Fixed charges(a)
  Interest and debt expense...........................  $ 71     $ 68     $ 74     $ 89     $ 76
  Interest component of rent..........................     3        3        2        2        2
                                                        ----     ----     ----     ----     ----
  Total Fixed Charges.................................  $ 74     $ 71     $ 76     $ 91     $ 78
                                                        ----     ----     ----     ----     ----
                                                        ----     ----     ----     ----     ----
Ratio of Earnings to Fixed Charges....................  3.04x    2.73x    2.86x    2.41x    2.83x
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(a) Fixed charges consist of interest, exclusive of interest on rate refunds, plus interest capitalized and a portion of operating lease rent expense deemed to be representative of interest.